UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2018

4M CARBON FIBER CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-55401	80-0379897
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

835 Innovation Drive, Suite 200 Knoxville, TN	37932
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (865) 444-6789

_____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ⃣

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  . ⃣

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2018, the Board of Directors of the Company increased the size of the Board to six members and appointed Mr. Garo Artinian as a director to fill the vacancy created by such newly-created directorship.

Prior to 2006, Mr. Artinian was the Chief Executive Officer of Draka Holding NV, a publicly traded company where he successfully completed a joint venture with Alcatel, creating the second largest communications wire & cable company in fiber and copper.  More recently, Mr. Artinian has run a consultancy advisory firm and currently serves on the board of directors of Domaille Engineering, LLC and TPC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated July 24, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

4M CARBON FIBER CORP.

Dated: July 24, 2018	By:	/s/ Rodney G. Grubb
Rodney G. Grubb
Chief Operating Officer

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